Exhibit 5.2

REALOGY CORPORATION

One Campus Drive

Parsippany, New Jersey 07054

May 17, 2011

The Covered Subsidiary Guarantors named in Schedule I hereto

c/o Realogy Corporation

One Campus Drive

Parsippany, New Jersey 07054

Re:	Registration Statement on Form S-4 (File No. 333-173254)

Ladies and Gentlemen:

I am Executive Vice President, General Counsel and Corporate Secretary of Realogy Corporation, a Delaware corporation (the “Issuer”), and in such capacity have acted as counsel to the subsidiaries of the Issuer named in Schedule I hereto (the “Covered Subsidiary Guarantors”) in connection with the public offering of $491,824,000 aggregate principal amount of the Issuer’s 11.50% Senior Notes due 2017 (the “11.50% Exchange Notes”), $129,579,298 aggregate principal amount of the Issuer’s 12.00% Senior Notes due 2017 (the “12.00% Exchange Notes”) and $10,282,000 aggregate principal amount of the Issuer’s 13.375% Senior Subordinated Notes due 2018 (the “13.375% Exchange Notes” and, together with the 11.50% Exchange Notes and the 12.00% Exchange Notes, the “Exchange Notes”) to be issued and authenticated under the Indentures (as defined below). The obligations of the Issuer under the Exchange Notes are to be guaranteed by Domus Holdings Corp., a Delaware corporation (“Holdings”), and the subsidiaries of the Issuer named in Schedule II hereto (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) on the terms specified in the Indentures (the “Guarantees”). As contemplated by the Registration Rights Agreements, each dated as of January 5, 2011 (the “Registration Rights Agreements”), by and among the Issuer, the Guarantors and J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., the Exchange Notes and the Guarantees are to be issued pursuant to exchange offers (the “Exchange Offers”) in exchange for a like principal amount of the Issuer’s issued and outstanding 11.50% Senior Notes due 2017 (the “11.50% Restricted Notes”), 12.00% Senior Notes due 2017 (the “12.00% Restricted Notes”) and 13.375% Senior Subordinated Notes due 2018 (the “13.375% Restricted Notes” and, together with the 11.50% Restricted Notes and the 12.00% Restricted Notes, the “Restricted Notes”), and the guarantees thereof, which were issued on January 5, 2011 under the Indenture, dated as of January 5, 2011 (the “11.50% Notes Indenture”), among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), the Indenture, dated as of January 5, 2011 (the “12.00% Notes Indenture”), among the Issuer, the Guarantors and the Trustee and the Indenture, dated as of January 5, 2011 (the “13.375% Notes Indenture” and, together with the 11.50% Notes Indenture and the 12.00% Notes Indenture, the “Indentures”), among the Issuer, the Guarantors and the Trustee.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of:

(i)	the Registration Statement on Form S-4 relating to the Exchange Notes and the Guarantees filed on April 1, 2011 with the Securities and Exchange Commission (the “Commission”) and Amendment No. 1 thereto filed with the Commission on May 17, 2011 (together, the “Registration Statement”);

(ii)	executed copies of the Registration Rights Agreements;

(iii)	executed copies of the Indentures;

(iv)	a copy of the current articles of incorporation, certificate of incorporation, certificate of formation or other formation document, as applicable, as amended or restated to the date hereof, of each Covered Subsidiary Guarantor;

The Covered Subsidiary Guarantors named in Schedule I hereto

May 17, 2011

(v)	a copy of the current bylaws, limited liability company agreement, operating agreement or other governing agreement, as applicable, as amended or restated to the date hereof, of each Covered Subsidiary Guarantor;

(vi)	certificates from each of the Covered Subsidiary Guarantors’ respective jurisdictions of incorporation or formation certifying such Covered Subsidiary Guarantors’ good standing and/or valid existence in such jurisdiction of incorporation or formation;

(vii)	a copy of certain omnibus resolutions adopted by the Managing Body (as such term is defined in such omnibus resolutions) of each Covered Subsidiary Guarantor;

(viii)	the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee, with respect to the 11.50% Exchange Notes filed as an exhibit to the Registration Statement;

(ix)	the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of the Trustee, with respect to the 12.00% Exchange Notes filed as an exhibit to the Registration Statement;

(x)	the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of the Trustee, with respect to the 13.375% Exchange Notes filed as an exhibit to the Registration Statement; and

(xi)	the forms of global certificates to be used to evidence the Exchange Notes (the “Global Notes”).

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Covered Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Covered Subsidiary Guarantors and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed or to be executed, I have assumed that the parties thereto, other than the Covered Subsidiary Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Covered Subsidiary Guarantors and others and of public officials. The opinion set forth herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

The opinion set forth below is subject to the following qualifications, further assumptions and limitations:

(a)	the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

(b)	I do not express any opinion with respect to the enforceability of the provisions contained in Article 10 and Article 11 of the 11.50% Notes Indenture and the 12.00% Notes Indenture and Article 11 and Article 12 of the 13.375% Notes Indenture to the extent that such provisions limit the obligations of the Guarantors under the Exchange Notes, the Guarantees and the Indentures.

The Covered Subsidiary Guarantors named in Schedule I hereto

May 17, 2011

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that, when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indentures have been qualified under the Trust Indenture Act, and the Global Notes, including the Guarantees, in the form examined by me, have been duly executed and authenticated in accordance with the terms of the Indentures and have been issued and delivered upon consummation of the Exchange Offers against receipt of Restricted Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offers, the Guarantees will constitute valid and binding obligations of the Covered Subsidiary Guarantors, enforceable against the Covered Subsidiary Guarantors in accordance with their terms.

In rendering the opinion set forth above I have assumed that the execution and delivery by the Covered Subsidiary Guarantors of the Indentures and the Exchange Notes, the consummation by the Covered Subsidiary Guarantors of the Exchange Offers and the performance by the Covered Subsidiary Guarantors of their respective obligations under the Exchange Notes, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Covered Subsidiary Guarantors or their properties are subject, except that I do not make this assumption with respect to those agreements and instruments which are listed as exhibits in Part II of the Registration Statement.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to my name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Marilyn J. Wasser
Marilyn J. Wasser, Esq.
Executive Vice President, General Counsel
and Corporate Secretary

Schedule I

COVERED SUBSIDIARY GUARANTORS

Burrow Escrow Services, Inc.
Coldwell Banker Real Estate LLC
Coldwell Banker Residential Brokerage Company
Coldwell Banker Residential Real Estate LLC
Coldwell Banker Residential Referral Network
Cornerstone Title Company
Equity Title Company
Guardian Title Company
National Coordination Alliance LLC
Realogy Operations LLC
Referral Network Plus, Inc.
Valley of California, Inc.
West Coast Escrow Company
Colorado Commercial, LLC
Guardian Title Agency, LLC
NRT Colorado LLC
Referral Network, LLC
Referral Network LLC
NRT Utah LLC
ONCOR International LLC
Real Estate Referral LLC
Real Estate Referrals LLC
Real Estate Services LLC
Realogy Franchise Group LLC
Realogy Global Services LLC
Referral Network LLC
St. Joe Title Services LLC
The Sunshine Group (Florida) Ltd. Corp.
Coldwell Banker Commercial Pacific Properties LLC
Coldwell Banker Pacific Properties LLC
NRT Insurance Agency, Inc.
Referral Associates of New England LLC
Mid-Atlantic Settlement Services LLC
Sotheby’s International Realty, Inc.
Burnet Realty LLC
Burnet Title LLC
Burnet Title Holding LLC
Home Referral Network LLC
Market Street Settlement Group LLC
Coldwell Banker Residential Referral Network, Inc.
TRG Settlement Services, LLP
J. W. Riker – Northern R. I., Inc.
Lakecrest Title, LLC
Alpha Referral Network LLC
American Title Company of Houston
ATCOH Holding Company
NRT Texas LLC

Processing Solutions LLC
TAW Holding Inc.
Texas American Title Company
Waydan Title, Inc.

Schedule II

SUBSIDIARY GUARANTORS

Burrow Escrow Services, Inc.
Coldwell Banker Real Estate LLC
Coldwell Banker Residential Brokerage Company
Coldwell Banker Residential Real Estate LLC
Coldwell Banker Residential Referral Network
Cornerstone Title Company
Equity Title Company
Guardian Title Company
National Coordination Alliance LLC
Realogy Operations LLC
Referral Network Plus, Inc.
Valley of California, Inc.
West Coast Escrow Company
Colorado Commercial, LLC
Guardian Title Agency, LLC
NRT Colorado LLC
Referral Network, LLC
Associated Client Referral LLC
Better Homes and Gardens Real Estate Licensee LLC
Better Homes and Gardens Real Estate LLC
Burgdorff LLC
Burgdorff Referral Associates LLC
Career Development Center, LLC
Cartus Asset Recovery Corporation
Cartus Corporation
Cartus Partner Corporation
CDRE TM LLC
Century 21 Real Estate LLC
CGRN, Inc.
Coldwell Banker LLC
Coldwell Banker Real Estate Services LLC
Coldwell Banker Residential Brokerage LLC
Equity Title Messenger Service Holding LLC
ERA Franchise Systems LLC
First California Escrow Corp
Franchise Settlement Services LLC
Global Client Solutions LLC
Guardian Holding Company
Gulf South Settlement Services, LLC
Jack Gaughen LLC
Keystone Closing Services LLC
NRT Arizona Commercial LLC
NRT Arizona LLC
NRT Arizona Referral LLC
NRT Columbus LLC
NRT Commercial LLC

NRT Commercial Utah LLC
NRT Development Advisors LLC
NRT Devonshire LLC
NRT Hawaii Referral, LLC
NRT LLC
NRT Mid-Atlantic LLC
NRT Missouri LLC
NRT Missouri Referral Network LLC
NRT New England LLC
NRT New York LLC
NRT Northfork LLC
NRT Philadelphia LLC
NRT Pittsburgh LLC
NRT Referral Network LLC
NRT Relocation LLC
NRT REOExperts LLC
NRT Settlement Services of Missouri LLC
NRT Settlement Services of Texas LLC
NRT Sunshine Inc.
NRT Utah LLC
ONCOR International LLC
Real Estate Referral LLC
Real Estate Referrals LLC
Real Estate Services LLC
Realogy Franchise Group LLC
Realogy Global Services LLC
Realogy Licensing LLC
Realogy Services Group LLC
Realogy Services Venture Partner LLC
Secured Land Transfers LLC
Sotheby’s International Realty Affiliates LLC
Sotheby’s International Realty Licensee LLC
Sotheby’s International Realty Referral Company, LLC
Title Resource Group Affiliates Holdings LLC
Title Resource Group Holdings LLC
Title Resource Group LLC
Title Resource Group Services LLC
Title Resources Incorporated
TRG Services, Escrow, Inc.
World Real Estate Marketing LLC
WREM, Inc.
Referral Network LLC
St. Joe Title Services LLC
The Sunshine Group (Florida) Ltd. Corp.
Coldwell Banker Commercial Pacific Properties LLC
Coldwell Banker Pacific Properties LLC
NRT Insurance Agency, Inc.
Referral Associates of New England LLC
Mid-Atlantic Settlement Services LLC
Sotheby’s International Realty, Inc.

Burnet Realty LLC
Burnet Title LLC
Burnet Title Holding LLC
Home Referral Network LLC
Market Street Settlement Group LLC
The Sunshine Group, Ltd.
Coldwell Banker Residential Referral Network, Inc.
TRG Settlement Services, LLP
J. W. Riker – Northern R. I., Inc.
Lakecrest Title, LLC
Alpha Referral Network LLC
American Title Company of Houston
ATCOH Holding Company
NRT Texas LLC
Processing Solutions LLC
TAW Holding Inc.
Texas American Title Company
Waydan Title, Inc.